EXHIBIT 3.1

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 SIX FLAGS, INC.
                                 ---------------


         ARTICLE I:  OFFICES
         -------------------

         Section 1.1. The principal offices of Six Flags, Inc., a Delaware corporation (the "Company"), shall be located at 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131 and 122 East 42nd Street, New York, New York 10168.

         Section 1.2. The Company may also have offices at such other places as the Board of Directors from time to time appoint or the business of the Company may require.


         ARTICLE II:  CORPORATE SEAL
         ---------------------------

         Section 2.1. The seal of the Company shall have inscribed thereon the name of the Company.


         ARTICLE III:  STOCKHOLDERS' MEETING
         -----------------------------------

         Section 3.1. The annual stockholders' meeting shall be held, unless otherwise determined by the Board of Directors, in the office of the Company.

         Section 3.2. The annual meeting of the stockholders shall be held on or before six (6) months after the end of each full fiscal year (as established by the Board of Directors), when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The Chairman, or such other person as may be designated by these by-laws or by the Board of Directors, shall serve as chairman of the annual meeting of stockholders.

         Section 3.3. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, or by these bylaws. Any meeting of stockholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the chairman of the meeting or by the vote of a majority of the stockholders present at the meeting or represented by proxy. It shall not be necessary to give any notice of


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the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. At such adjourned meetings, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

         Section 3.4. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six (6) months prior to said meeting. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the Company, except that no share shall be voted on at any election for Directors which has been transferred on the books of the Company within twenty (20) days next preceding such election. Unless demanded by a majority of the number of shares present in person or by proxy, no vote need be by ballot, and voting need not be conducted by inspectors. All elections shall be had and all questions decided by a majority vote, except as otherwise provided by law, or by these by-laws.

         Section 3.5. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Company, at least ten (10) days but not more than sixty (60) days prior to the meeting.

         Section 3.6. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with residence of each and number of voting shares held by each, shall be prepared by the Secretary and filed in the office of the Company at least ten (10) days prior to the day of the annual meeting and on the day of the annual meeting where the election is to be held, and shall at all times during the usual hours of business, at the office of the Company and on such days, be open for examination by any stockholder for any purpose germane to the meeting. The Secretary shall likewise prepare and file in the office of the Company a list of the stockholders entitled to vote at least ten (10) days prior to any special meeting of stockholders, and such list shall be open for examination by any stockholder for any purpose germane to the meeting during the usual hours of business, at the office of the Company on such days. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of the stockholders.


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         Section 3.7. Special meetings of the stockholders may be held at such places as the Chairman or President, or the Secretary, from time to time or at any time, may designate. The Chairman, or such other person as may be designated by these by-laws or by the Board of Directors, shall serve as chairman of any special meeting of stockholders.

         Section 3.8. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise provided by law, may be called by the Chairman or President, and shall be called by the Chairman or President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than twenty percent (20%) in amount of the entire number of shares of the Company issued and outstanding, and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

         Section 3.9. Business transacted at all special meetings shall be confined to the objects stated in the call, provided that any other business may be transacted upon written waiver and to authorize or take such action as required by the General Corporation Law of Delaware.

         Section 3.10. Written notice of all special meetings of the stockholders, stating the time, place and objects thereof, shall be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Company, provided that such notice may be waived in writing, signed by the requisite number of stockholders as provided by the General Corporation Law of Delaware.

         Section 3.11.

                (A) The provisions of this Section 3.11(A) shall apply to nominations of persons for election to the Board of Directors of the Company and to the proposal of business to be considered by the stockholders at an annual meeting of the stockholders.


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                    (1) Nominations of persons for election to the Board of
Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 3.11 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.11.

                    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this Section 3.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for


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consideration and in the event that such business includes a proposal to amend the By-laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 3.11 shall be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal or nomination has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

                    (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 3.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.


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               (B) The provisions of this Section 3.11(B) shall apply to
nominations of persons for election to the Board of Directors of the Company and to the proposal of business to be considered by the stockholders at a special meeting of the stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that a stockholder has complied with this Section 3.11, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 3.11 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.11. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 3.11 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

               (C) The provisions of this Section 3.11(C) shall apply to nominations of persons for election to the Board of Directors of the Company and to the proposal of business to be considered by the stockholders, whether at an annual meeting or a special meeting of the stockholders.

                    (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3.11 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.11. Except as otherwise provided by law, the


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chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 3.11) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 3.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 3.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

                    (2) For purposes of this Section 3.11, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (3) Notwithstanding the foregoing provisions of this Section 3.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.11. Nothing in this Section 3.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Company's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.


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         Section 3.12. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

         Section 3.13. The provisions of this Section 3.13 shall govern any action taken by the stockholders by consent in writing without a meeting.

               (A) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 3.13(A). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this


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Section 3.13(A) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 3.13(A), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

               (B) In the event of the delivery, in the manner provided by this
Section 3.13 and applicable law, to the Company of written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Company in accordance with this Section 3.13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 3.13(B) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (C) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this
Section 3.13, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in this Section 3.13 and applicable law, and not revoked.


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         ARTICLE IV:  DIRECTORS
         ----------------------

         Section 4.1. The property and business of the Company shall be managed by its Board of Directors, consisting of not less than three (3) nor more than fifteen (15) in number. They shall be elected at the annual meetings or special meetings of the stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify.

         Section 4.2. The Directors (who shall be at least 21 years of age) may hold their meetings and have one or more offices, and keep the books of the Company at the office of the Company. Directors need not be shareholders.

         Section 4.3. In addition to the powers and authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by these by-laws directed or required to be exercised or done by the holders of the issued and outstanding shares entitled to vote.

         Section 4.4. If the office of any Director shall become vacant by reason of death, resignation, disqualification, removal or otherwise, such vacancy may be filled by the remaining Directors, and the successor or successors shall hold office for the unexpired term. In the event of any increase in the number of Directors, pursuant to Section 1 of this Article IV, the vacancy or vacancies so resulting shall be filled by a majority vote of the Directors then in office or by written designation of all Directors then in office except for the Director to be removed. Directors elected to fill vacancies hereunder shall hold office until the next annual or special meeting of the stockholders.

         Section 4.5. Any Director may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors, except as provided by the General Corporation Law of Delaware.


         ARTICLE V:  EXECUTIVE COMMITTEE
         -------------------------------

         Section 5.1. There may be an executive committee of three (3) Directors designated by resolution passed by a majority of the whole Board. Said committee may meet at stated time, or on notice to all or any one of their own number. During the intervals between meetings of the Board, such committee shall advise


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with and aid the officers of the Company in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such committee authority while the Board is not in session to exercise all of the powers of the Board, excepting power to: amend the by-laws; declare dividends or distributions; adopt an agreement of merger or consolidation; amend the Certificate of Incorporation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommend to the stockholders a dissolution or a revocation of a dissolution of the Company; authorize the issuance of stock; or adopt a certificate of ownership and merger. Vacancies in the membership of the committee may be filled by the Board of Directors at any regular or special meeting of the Board.

         Section 5.2. The executive committee shall keep regular minutes of its proceedings and report the same to the Board.


         ARTICLE VI:  COMPENSATION OF DIRECTORS AND MEMBERSOF THE EXECUTIVE
         ------------------------------------------------------------------
         COMMITTEE
         ---------

         Section 6.1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at such meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

         Section 6.2. Members of the executive committee may be allowed like compensation for attending committee meetings; provided that nothing herein contained shall be construed to preclude any member thereof from serving the Company in any other capacity and receiving compensation therefor.


         ARTICLE VII:  MEETINGS OF THE BOARD OF DIRECTORS
         ------------------------------------------------

         Section 7.1. The annual meeting of the Directors shall be held on the same day and immediately after the adjournment of the stockholders' annual meeting. Regular meetings, if any, shall be held at such other times as shall be fixed by the Directors. No notice shall be required of an annual or a regular meeting.

         Section 7.2. Special meetings of the Board may be called by the Chairman or President on three days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the written request of two Directors; provided that notice of any special meeting of the Directors may be waived in writing signed by all of the Directors.


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         Section 7.3. At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these by-laws.


         ARTICLE VIII:  OFFICERS
         -----------------------

         Section 8.1. The officers of the Company shall be chosen by the Directors, and shall be a president, vice president, secretary, chief financial officer or treasurer and as many vice presidents, assistant secretaries and assistant treasurers as the Directors shall from time to time deem advisable. Any two or more offices, except those of president and secretary, or president and vice president may, at the same time, be held by the same person. The Directors may also designate from among their number a Chairman of the Board.

         Section 8.2. The Board of Directors, after each annual meeting of stockholders, shall choose a president from their own number, at least one vice president, and a secretary and a treasurer who need not be members of the Board.

         Section 8.3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time the Board.

         Section 8.4. The salaries of all officers of the Company shall be fixed by the Board of Directors.

         Section 8.5. The officers of the Company shall hold office until their successors are chosen and qualified in their stead.

         Section 8.6. Any officer elected or appointed by the Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Directors present at any meeting of the Board at which a quorum is present.


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         ARTICLE IX:  CHAIRMAN OF THE BOARD
         ----------------------------------

         Section 9.1. The Chairman of the Board of Directors shall be the chief executive officer of the Company and shall preside at all meetings of the Directors and Stockholders of the Company and shall perform such other functions as may be directed by the Board of Directors.


         ARTICLE X:  THE PRESIDENT
         -------------------------

         Section 10.1. The President shall be the chief operating officer of the Company. In the absence of a duly appointed Chairman at meetings of the Board of Directors and Shareholders of the Company, he shall act in the Chairman's stead at such meetings and shall perform such other duties as the Board shall prescribe.


         ARTICLE XI:  CHIEF FINANCIAL OFFICER, VICE PRESIDENTS
         -----------------------------------------------------

         Section 11.1. The Chief Financial Officer shall, in the absence or disability of the President, perform the duties and exercise the power of the President, and shall perform such other duties as the Board of Directors, the Chairman or the President may prescribe.

         Section 11.2. Any of the vice presidents who may be available shall perform such other duties as the Board of Directors, the Chairman or the President shall prescribe.


         ARTICLE XII:  THE TREASURER
         ---------------------------

         Section 12.1. The treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

         Section 12.2. He shall disburse the funds of the Company as may be ordered by the Chairman, the President or the Board taking proper vouchers for such disbursements, and shall render to the President and Directors, at the annual meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Company.

         Section 12.3. He shall give the Company a bond, if required by the Board of Directors, in a sum, and with one or more securities satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

         ARTICLE XIII:  THE SECRETARY
         ----------------------------

         Section 13.1. The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the executive committee when required. He shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, all subject to the supervision of the President.


         ARTICLE XIV:  VACANCIES AND DELEGATION OF DUTIES OF OFFICERS
         ------------------------------------------------------------

         Section 14.1. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise the Directors by a majority vote of the Directors present any meeting at which there is present a quorum, may choose or appoint a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred, unless otherwise prescribed by the Board.

         Section 14.2. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer or to any Director, provided a majority of the entire Board concur therein.


         ARTICLE XV:  SHARES
         -------------------

         Section 15.1. Every stockholder shall be entitled to a certificate signed by the president or a vice president and the secretary or an assistant secretary, certifying the number of shares represented by such certificate, which certificate shall state on the reverse thereof the rights, duties, limitations and privileges of stockholders. When such certificate is signed by a Transfer Agent or by a Registrar, the signature of any such president, vice president, secretary or assistant secretary may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified.

         ARTICLE XVI:  TRANSFER AGENT AND REGISTRAR
         ------------------------------------------

         Section 16.1. The Directors may appoint one (1) or more Transfer Agents and one (1) or more Registrars of transfers and may require all certificates of Shares to bear the signature of a Transfer Agent and a Registrar, or as the Directors may otherwise direct. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor and a full and complete compliance with all of the terms and conditions set forth on such certificates.

         Section 16.2. The Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the Company.


         ARTICLE XVII:  CLOSING OF TRANSFER BOOKS
         ----------------------------------------

         Section 17.1. The Board of Directors may close the transfer books, in their discretion, for a period not exceeding twenty (20) days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.


         ARTICLE XVIII:  REGISTERED SHAREHOLDERS
         ---------------------------------------

         Section 18.1. The Company shall be entitled to treat the holder of record of any share or shares as the holder and owner in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by law.


         ARTICLE XIX:  LOST CERTIFICATES OF SHARES
         -----------------------------------------

         Section 19.1. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, but the Board of Directors may waive advertising, and such person shall, if the Directors so require, give the Company a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by said certificates, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

         ARTICLE XX:  INSPECTION OF BOOKS AND RECORDS
         --------------------------------------------

         Section 20.1. The Directors shall determine from time to time whether, and, if allowed when and under what conditions and regulations, the accounts and books of the Company (except as may be required by law), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


         ARTICLE XXI:  CHECKS
         --------------------

         Section 21.1. All checks or demands for money and notes of the Company shall be signed by the president, vice president, secretary or treasurer but the Board of Directors may from time to time, or at any time, otherwise direct and designate.


         ARTICLE XXII:  FISCAL YEAR
         --------------------------

         Section 22.1. The fiscal year shall be subject to determination by the Board of Directors.


         ARTICLE XXIII:  DIVIDENDS
         -------------------------

         Section 23.1. Dividends upon the shares of the Company, when earned, may be declared by the Board of Directors at any meeting of the Board.


         ARTICLE XXIV:  NOTICES
         ----------------------

         Section 24.1. Whenever under any of the provisions of these by-laws notice is required to be given to any Director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the Company, or, in the absence of other address, to such Director, officer or stockholder at the general post office in the City of Oklahoma City, Oklahoma and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         Section 24.2. Any stockholder, Director or officer may waive any notice required to be given under these by-laws.

         ARTICLE XXV:  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
         -------------------------------------------------------------------
         AGENTS
         ------

         Section 25.1. LIMITATIONS ON LIABILITY OF DIRECTORS. In accordance with the Company's certificate of incorporation, a director of the Company shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except for any liability which a director may otherwise have (i) for any breach of the director's duty of loyalty to the Company or its stockholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 174 of the Delaware General Corporation Law, as in effect at the time of the act or omission giving rise to such liability, or any successor provision of law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 25.2. INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST THIRD PARTY CLAIMS. The Company shall, as further provided in this Article, indemnify and hold harmless to the fullest extent permitted by law any person who is or was a director or officer of the Company and who is or was made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (including any proceeding or investigation by any legislative, regulatory or professional or other self-regulatory body), other than a proceeding by or in the right of the Company or a subsidiary of the Company as referred to in
Section 25.3 of this Article or a proceeding by such person as referred to in
Section 25.8 of this Article, by reason of the fact that such person (i) is or was a director or officer of the Company or (ii) is or was or is alleged to be or to have been serving at the request or for the benefit of the Company as a director, officer, partner, member, trustee or in any similar capacity of or for
(A) any corporation, partnership, limited liability company, joint venture, trust or other enterprise in which the Company has any direct or indirect interest or (B) any employee benefit plan or trust of the Company or any such other enterprise or (C) any trade association or civic or charitable organization (collectively, a "Related Entity"), against expenses (including attorneys' fees and disbursements and court costs), judgments (including consequential and punitive damages), fines (including excise taxes assessed in connection with an employee benefit plan) and amounts paid in settlement actually sustained or reasonably incurred in connection with the investigation of, response to or defense (including any appeal) or settlement of such action, suit or proceeding, if in connection with the matter the person acted in accordance with the standard of conduct required by Section 25.6 of this

Article; provided, however, that with respect to any amount paid in settlement the Company consented to such settlement or such consent was unreasonably denied or withheld. Any person who, while a director or officer of the Company, served in any capacity referred to in the immediately preceding sentence for (i) a corporation of which at least one-third of the shares entitled to vote in the election of its directors is owned, directly or indirectly, by the Company or
(ii) a partnership, limited liability company, or joint venture of which at least one-third of the equity is owned, directly or indirectly, by the Company shall be deemed to have done so at the request of the Company, absent written notice to such individual to the contrary signed by the Company and delivered before the act or omission giving risk to the claim against such individual as to which indemnity is sought. Any person whose service to the Company as a director or officer of the Company imposed on such person duties to, or involved the provision by such person of services to, an employee benefit plan or trust of the Company or any Related Entity shall be deemed to have acted in respect of such plan or trust at the request of the Company.

         Section 25.3. INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST CLAIMS BY OR IN THE RIGHT OF THE COMPANY. In the case of any action or suit by or in the right of the Company or any subsidiary of the Company (as defined below) to procure a judgment in its favor, the Company shall, as further provided in this
Article 25, indemnify and hold harmless to the fullest extent permitted by law any person who is or was a director or officer of the Company and who is or was made a party to or is threatened to be made a party to any such threatened, pending or completed action or suit by reason of the fact that such person (i) is or was a director or officer of the Company or (ii) is or was or is alleged to be or to have been serving at the request or for the direct or indirect benefit of the Company as a director, officer, member, trustee or in any similar capacity of or for any Related Entity against expenses (including attorneys' fees and disbursements and court costs) actually sustained or reasonably incurred in connection with the investigation of, response to, defense (including any appeal) or settlement of such action or suit, if such person acted in accordance with the standard of conduct required by Article 25.6 of this Article, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company or such subsidiary unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in light of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. For purposes of this Article 25, (i) a corporation of which at least one-third of the shares entitled to vote in the election of its directors is owned, directly or indirectly, by the Company or
(ii) a partnership, limited liability company or joint venture of which at least one-third of the equity is owned, directly or indirectly, by the Company shall be considered a subsidiary of the Company.

         Section 25.4. INDEMNIFICATION OF DIRECTORS AND OFFICERS FOR SERVICE AS A WITNESS. The Company shall, as further provided in this Article, indemnify and hold harmless to the fullest extent permitted by law any person who is or was a director or officer of the Company and who appears or was required or requested to appear and prepares to appear as a non-party witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature.(including any proceeding or investigation by any legislative, regulatory or professional or other self-regulatory body), by reason of the fact that such person (i) is or was a director or officer of the Company or (ii) is or was or is alleged to be or to have been serving at the request of or for the benefit of the Company as a director, officer, partner, member, trustee or in any similar capacity of or for any Related Entity against expenses (including attorneys fees and disbursements) actually and reasonably incurred in connection with such appearance.

         Section 25.5. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Persons who are not directors or officers of the Company may be indemnified to the same extent as directors or officers of the Company, or any lesser extent, in respect of their service to the Company or to any Related Entity as the Board of Directors of the Company may at any time direct. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the Company the decision to indemnify against expenses any person who is not a director or officer of the Company.

         Section 25.6. STANDARD OF CONDUCT REQUIRED FOR INDEMNIFICATION. A person shall be provided indemnification in accordance with this Article against any liability arising in connection with a matter if in connection with such matter such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the case of any individual who acts in any fiduciary capacity on behalf of any employee benefit plan or trust of the Company or of any Related Entity, action taken in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of such plan or trust shall be deemed to have been taken in a manner "not opposed to the best interest of the Company" as referred to in this Article. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable clause to believe that the person's conduct was unlawful.

         Section 25.7. REIMBURSEMENT AND ADVANCEMENT OF EXPENSES. The Company shall, from time to time, reimburse or advance to any person who is or was a director or officer of the Company funds sufficient for the payment of all expenses (including attorney's fees and disbursements and court costs) actually and reasonably incurred by such person in connection with the investigation of, response to, defense (including any appeal) of or settlement of any civil, criminal, administrative or investigative action, suit or proceeding to which such person is made or threatened to be made a party by reason of the fact that such person (i) is or was a director or officer of the Company or (ii) is or was or is alleged to be or to have been serving at the request or for the benefit of the Company as a director, officer, partner, member, trustee or in any similar capacity of or for any Related Entity, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such person by the Company. The Company may, as directed by the Board of Directors, reimburse or advance to any person who is not and was not a director or officer of the Company funds sufficient in whole or in part for the payment of all expenses (including attorney's fees and disbursements and court costs) actually and reasonably incurred by such person in defending any civil, criminal, administrative or investigative action, suit or other proceeding to which such person is made or threatened to be made a party by reason of such person's association with the Company or any Related Entity, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company against such expenses as provided by this Article and upon such other terms and conditions as the Company may determine to apply. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the Company the decision to advance or reimburse expenses to any person who is not a director or officer of the Company.

         Section 25.8. EXCLUSION OF CLAIMS AGAINST THE COMPANY, SUBSIDIARIES AND CURRENT AND FORMER DIRECTORS AND OFFICERS. No current or former director or officer of the Company shall be entitled to any advance or reimbursement by the Company of expenses, or to indemnification from or to be held harmless by the Company against expenses, incurred by him in asserting any claim or commencing or prosecuting any suit, action or proceeding against the Company (except as provided in Section 25.11 of this Article) or any subsidiary of the Company or any current or former director, officer, employee or agent of the Company or of any subsidiary of the Company, but such indemnification and hold harmless rights may be provided by the Company in any specific instance as permitted by Sections
25.12 or 25.13 of this Article, or in any specific instance in which the Board shall first authorize the commencement or prosecution of such a suit, action or proceeding or the assertion of such a claim.

         Section 25.9. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Unless ordered by a court, indemnification shall be provided to a person pursuant to Sections 25.2, 25.3, 25.4 or 25.5 of this Article only as authorized in a specific case upon a determination that indemnification is proper under the circumstances because the person satisfied the applicable standard of conduct. Such determination shall be made with respect to a person who is a director or officer of the Company at the time when such determination is made (i) by the Board of Directors by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even if such directors are not sufficient to constitute a quorum, or by a majority vote of a committee of the Board of Directors designated by vote of a majority of such directors, each of the members of which is not a party to the action, suit or proceeding in respect of which indemnification is sought, or
(ii) if there are no such directors or if directed by majority vote of such directors, by independent legal counsel in a written opinion delivered to the Board of Directors or (iii) by the stockholders. In the event a request for indemnification is made pursuant to Section 25.2 or 25.3 of this Article, the Company shall use its best efforts to cause such determination to be made not later than 90 days after such request is made. A determination of the entitlement to indemnification of a person other than a current director or officer of the Company shall be made as the Board of Directors of the Company shall determine. Neither the failure by the Company to make in a timely manner a determination as to the entitlement of a current or former director or officer to indemnification nor the making of a negative determination shall preclude such person from seeking a determination from any court of competent jurisdiction as to such person's entitlement to indemnification under this Article and in any such proceeding for a judicial determination of a person's entitlement to indemnification no presumption shall arise that the person is not entitled to indemnification by reason of any such failure or negative determination.

         Section 25.10. PREDECESSOR ENTITIES. For purposes of this Article, references to the Company shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company to the extent that such constituent corporation, if its separate existence had continued, would have had power and authority to indemnify or hold harmless a person who was a director or officer of such constituent corporation, so that any person who at the effective time of the merger or consolidation or previously was a director or officer of such constituent corporation shall have the same entitlement to indemnification, to be held harmless and to advancement or reimbursement of expenses from the Company as such person would have had from such constituent corporation, assuming that, in lieu of such constituent corporation, the Company acted for purposes of determining in accordance with this Article such person's entitlement to indemnification or to be held harmless.

         Section 25.11. INDEMNIFICATION TO BE PROVIDED UPON SUCCESSFUL DEFENSE. Notwithstanding the foregoing provisions of this Article, to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding of the kind referred to in Sections 25.2 or 25.3 of this Article, or in the defense of any claim, issue or matter therein, such person shall be indemnified and held harmless against expenses actually and reasonably incurred by such person in connection therewith.

         Section 25.12. OTHER AGREEMENTS REGARDING INDEMNIFICATION; INSURANCE. Nothing contained in this Article shall prevent the Company from entering into with any person who is or was a director, officer, employee or agent of the Company or who is or was serving any Related Entity as a director, officer, partner, member, trustee, employee or agent or in any like capacity any agreement that provides indemnification, hold harmless and/or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless and/or exoneration rights are to be provided to such person or provides assurance of the Company's obligation to indemnify, hold harmless and/or exonerate such person, whether or not such indemnification, hold harmless and/or exoneration rights are on the same or different terms than provided for by this Article or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of any right to indemnification, to be held harmless, to exoneration or to advancement or reimbursement of expenses to which any person is otherwise entitled. The Company, further, shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving any Related Entity as a director, officer, partner, member, trustee, employee or agent or in any like capacity against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify, hold harmless and/or exonerate such person against such liability under the provisions of this Article or otherwise.

         Section 25.13. PRESERVATION OF OTHER RIGHTS. The rights to indemnification, to be held harmless, to exoneration and to reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification, to be held harmless, exoneration or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the certificate of incorporation or by-laws of the Company, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Company's obligation, if any, to indemnify, to hold harmless, to exonerate or to reimburse or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification, holding harmless, exoneration or reimbursement or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 25.14. CONTRACTUAL RIGHTS; SURVIVAL; ENFORCEMENT. The provisions of this Article shall constitute a contract between the Company, on the one hand, and, on the other hand, each individual who serves or has served as a director and officer of the Company (whether before or after the adoption of this Article), in consideration of such person's past or current and any future performance of services for the Company, and also between the Company and any other person entitled to indemnity hereunder, and pursuant to this Article the Company intends to be legally bound to each such current or former director or officer of the Company or other person. Neither amendment nor repeal of any provision of this Article nor the adoption of any provision of the bylaws of the Company inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue notwithstanding that the person has ceased to be a director or officer of the Company (or in the case of any other person entitled to indemnity hereunder, has ceased to serve the Company) and shall inure to the benefit of the estate, executors, administrators, legatees and distributees of such person. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Notwithstanding Section 25.8 of this Article, all expenses reasonably incurred by a current or former director or officer of the Company in connection with any action or suit to obtain indemnification hereunder as to which such person was determined to be entitled to indemnification shall be reimbursed by the Company.


         ARTICLE XXVI:  AMENDMENTS
         -------------------------

         Section 26.1. These by-laws may be altered, amended or repealed or new bylaws may be adopted by the stockholders at any regular or special meeting (or by written consent in lieu thereof by stockholders having the minimum number of votes that would be necessary to authorize such action at a meeting) of the stockholders or by the Board of Directors at any regular or special meeting (or by unanimous written consent in lieu thereof), subject however to the power of the stockholders to adopt, amend or repeal the same.